Fourth Quarter 2025 Earnings Supplement Claros Mortgage Trust, Inc. (CMTG) February 18, 2026 The properties above are not representative of all transactions. The information provided herein is as of December 31, 2025, unless otherwise noted.

Fourth Quarter 2025 Highlights

CMTG | CLAROS MORTGAGE TRUST

Financial	● GAAP net loss of $219.2 million, or $1.56 per share; distributable loss of $101.7 million, or $0.71 per share; and distributable earnings prior to realized gains and losses of $2.9 million, or $0.02 per share [1] ● Provision for CECL reserves of $211.7 million, or $1.48 per share, for the quarter ● Book value of $10.69 per share ● REO assets generated distributable earnings prior realized to gains and losses of $0.03 per share for the quarter, net of financing costs
Loan and REO Portfolio Resolutions	● **Loan resolutions in 2025 of $2.5 billion of UPB and partial loan repayments of $93.8 million of UPB** [2, 3] ● Resolved five loans totaling $483.9 million of UPB during the quarter [2], including two watchlist loans ● Resolved four loans totaling $388.7 million of UPB subsequent to year-end [2], including three watchlist loans ● Executed sales of signage and remaining office floors of mixed-use REO during the quarter for aggregate gross sales price of $24.1 million
Loan Portfolio [3, 4]	● $3.7 billion loan portfolio [4], of which 97% are floating-rate and 97% are senior loans [5, 6] ● Watchlist loans of $1.7 billion (16 loans) at December 31, 2025 [4]; pro-forma for 2026 QTD resolutions, watchlist loans of $1.5 billion (13 loans), representing a *45% net decline from prior year-end* [4] ● CECL reserves of $443.1 million on loans receivable, or $3.09 per share at year-end [20] - Approximates 10.9% of UPB at year-end, comprised of (i) specific reserves of 26.0% of UPB of risk rated 5 loans and (ii) general reserves of 2.9% (9.6% of UPB of risk rated 4 loans and 0.9% of UPB on remaining loans)
Liquidity and Capitalization	● At December 31, 2025: - Total liquidity of $185 million, including $173 million of cash [7] - Unencumbered assets of $541 million, consisting of $366 million of loan UPB and $175 million of REO carrying value [8] - Net unfunded loan commitments decreased to $12 million [9] - Net financings outstanding decreased by $500 million during the quarter, including $305 million of deleveraging payments; during the year, net financings outstanding decreased by $1.7 billion, including $580 million of deleveraging payments - Net debt / equity ratio of 1.9x - Total leverage ratio of 2.5x [10, 11, 14] ● Subsequent to year-end: - **New $500 million secured term loan maturing in 2030; proceeds used to fully retire prior secured term loan** - Net financings outstanding decreased by $300 million, including $90 million of deleveraging payments - **At February 17, 2026, total liquidity of $153 million, including $132 million of cash** [7]

See Endnotes in the Appendix.

CLAROS MORTGAGE TRUST, INC. FOURTH QUARTER 2025 EARNINGS SUPPLEMENT

PAGE 1

Loan Resolution Activity Loan Resolution and Repayment Activity (unpaid principal balance) FY 2022 – 2025 ($ in billions) $2.6 billion 2 FY 2025 During the quarter, resolved five loans totaling $483.9 million of UPB. 2 Two full repayments: $216.2 million of UPB One discounted payoff: $150.0 million of UPB 2; watchlist loan, recovery of 69% One loan sale: $30.0 million of UPB 2; previously classified as held-for-sale, recovery of 94% One UCC foreclosure: $87.7 million of UPB; watchlist loan collateralized by land parcel in New York, NY Subsequent to year-end, resolved four loans totaling $388.7 million of UPB. 2 Two full repayments: $240.8 million of UPB; includes one watchlist loan One mortgage foreclosure: $76.6 million of UPB 2; watchlist loan collateralized by multifamily property in Dallas MSA One assignment to lender: $71.3 million of UPB 2; watchlist loan In 2025, resolved 21 loans totaling $2.5 billion of UPB and received $93.8 million in partial loan repayments. 2, 3 Resolved 11 watchlist loans totaling $1.3 billion of UPB. 2

Loan Portfolio Overview Key Portfolio Metrics 3, 12 December 31, 2025 September 30, 2025 Total Loan Commitments 13 $4.3Bn $4.9Bn Loan UPB $4.1Bn $4.5Bn Loan Carrying Value 4 $3.7Bn $4.3Bn Number of Loans 33 37 Adjusted LTV 14 76.3% 74.6% Average Commitment Size $130MM $132MM Weighted Average All-In Yield 15 6.2% 6.7% Floating Rate Loans 5 97% 97% Senior Loans 5, 6 97% 97% See Endnotes in the Appendix. A. At December 31, 2025, approximates 1%. 16 Collateral Diversification 3, 4, 12 Geographical Diversification 3, 4, 12 12/31/25 9/30/25 12/31/25 9/30/25 A

($ amounts in millions)   Region Exposure by Carrying Value and as a % of Total Carrying Value 3, 4, 12 Collateral Type Number of Loans Carrying Value 4 % of Total Carrying Value West Northeast Midwest Southeast Southwest Mid Atlantic Other Multifamily 13 $1,604 44% $904 / 24% - $294 / 8% - $276 / 8% $130 / 4% - Hospitality 5 $807 22% $445 / 12% $300 / 8% - $62 / 2% - - - Office 6 $589 16% $234 / 7% - $125 / 3% $230 / 6% - - - Mixed-use 15 3 $312 8% - $226 / 6% - $86 / 2% - - - Land 2 $187 5% - $67 / 2% - - - $120 / 3% - Retail 2 $152 4% - $152 / 4% - - - - - Other 2 $38 1% - - - - - - $38 / 1% Total 3, 4, 12 33 $3,689 100% $1,583 / 43% $745 / 20% $419 / 11% $378 / 10% $276 / 8% $250 / 7% $38 / 1% Loan Portfolio Overview (cont’d) See Endnotes in the Appendix. Totals may not foot due to rounding.

During the quarter: Three loans repaid totaling $366 million of UPB, including one watchlist loan.12 Resolved one watchlist loan through a UCC foreclosure on a land parcel valued at $94 million; loan UPB of $88 million. Funded $45 million on existing loan commitments and received $13 million of partial loan repayments.12 Loan Portfolio Activity ($461) Net Change in UPB Total Commitments $4,329 Total Commitments $4,866 Q4 2025 – Loan Portfolio Activity 12 ($ amounts in millions) UPB 12 9/30/25 Fundings 12 Repayments 12 Transfer to REO Principal Charge-Off A UPB 12 12/31/25 See Endnotes in the Appendix. Totals may not foot due to rounding. A. Principal charge-off recognized in connection with mortgage foreclosure of a multifamily property in January 2026.

$ amounts in millions Number of Loans UPB Carrying Value 4 Specific CECL Reserve Specific CECL Reserve (% of UPB) Multifamily (CA / CO / TX) 4 $735.5 $510.4 $224.3 30.5% Office (CA / GA) 3 $404.9 $317.9 $86.4 21.3% Land (VA) 1 $157.1 $120.1 $37.0 23.6% Other 17 (Other) 1 $1.6 $1.6 $- -% Total (after Q1 ‘26 QTD resolutions) 9 $1,299.1 $950.0 $347.7 26.8% REO Multifamily (TX) 17 1 $37.4 $37.4 $- -% Office (WA) 1 $71.3 $53.5 $17.7 24.8% Total (At December 31, 2025) 11 $1,407.8 $1,040.9 $365.4 26.0% Risk Rated 5 Loan Summary Risk rated 5 loans of $1.0 billion, net of specific CECL reserves of 26.0%; two loans resolved after year-end, reducing risk rated 5 loans to $950 million, net of specific CECL reserves. The remaining risk rated 5 loans are primarily secured by multifamily, office and land properties with a specific CECL reserve of 26.8%. We seek to resolve these loans through a variety of means including foreclosures, sales, and discounted repayments. See Endnotes in the Appendix. Totals may not foot due to rounding.

$ amounts in millions Number of Loans UPB General CECL Reserve General CECL Reserve (% of UPB) Office (CA) 1 $93.2 $9.3 10.0% Multifamily (AZ) 1 $155.0 $16.5 10.6% Hospitality (CA / NY) 2 $298.5 $32.5 10.9% Total (after Q1 ‘26 QTD resolutions) 4 $546.7 $58.3 10.7% Land (NY) 1 $67.0 $0.5 0.7% Total (At December 31, 2025) 5 $613.7 $58.8 9.6% Risk Rated 4 Loan Summary Risk rated 4 loans have a general CECL reserve of 9.6%; one loan resolved after year-end, reducing risk rated 4 UPB to $546.7 million. Remaining risk rated 2 and 3 loans have a general CECL reserve of 0.9%. Totals may not foot due to rounding.

Real Estate Owned

CMTG | CLAROS MORTGAGE TRUST

- Hotel Portfolio: Most significant REO contributor to distributable earnings.
- Mixed-use Property: Executed sales of signage and remaining office floors for an aggregate gross sales price of $24.1 million.

				Multifamily Properties [A]				
($ amounts in millions, except asset basis)	**Hotel Portfolio**	**Mixed-use Property**	**Land Parcel**	**Multifamily 1**	**Multifamily 2**	**Multifamily 3 [B]**	**Multifamily 4**	**Multifamily 5 [C]**
Foreclosure Date	February 2021	June 2023	December 2025	May 2025	June 2025	July 2025	July 2025	January 2026
Location	New York, NY	New York, NY	New York, NY	Phoenix, AZ	Henderson, NV	Dallas, TX	Dallas, TX	Dallas, TX
Carrying Value [D, 8]	$319.5	$80.8	$94.3	$41.5	$76.8	$109.2	$24.7	$37.4
Units / Keys / SF	1,087	31K (Retail)	373,270	206	376	239 & 316 (555 Total)	370	650
Asset Basis [D]	$293,869 / Key	$2,607 / SF	$253 / Buildable SF	$201,301 / Unit	$204,314 / Unit	$196,891 / Unit	$66,968 / Unit	$57,538 / Unit
Debt Outstanding [D]	$235.0	-	-	$32.6	$62.7	$74.4	$25.6	$37.2
Net Equity [D]	$84.5	$80.8	$94.3	$8.9	$14.1	$34.8	($0.9)	$0.2
Strategy	Continue to evaluate market conditions for eventual sale	Evaluating monetization	Evaluating monetization	Improve operating performance for eventual sale	Improve operating performance for eventual sale	Evaluating partial monetization	Evaluating monetization	Evaluating monetization

See Endnotes in the Appendix.
A. Assets are financed through a repurchase agreement and are cross collateralized.
B. Comprised of two multifamily properties which previously served as the collateral for one loan.
C. In January 2026, we acquired legal title to the underlying collateral asset through a mortgage foreclosure. Carrying value reflects loan UPB as of December 31, 2025.
D. Values as of December 31, 2025, unless otherwise noted.

CLAROS MORTGAGE TRUST, INC. FOURTH QUARTER 2025 EARNINGS SUPPLEMENT
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During 2025 and 2026 year-to-date: Total available liquidity increased by $51 million, from $102 million at December 31, 2024 to $153 million at February 17, 2026. Net financings outstanding have decreased by $2.0 billion, including $670 million of deleveraging payment (of which $210 million related to our prior secured term loan). Liquidity Overview 12/31/24 12/31/25 2/17/26 Total Available Liquidity ($ amounts in millions) Cash and Cash Equivalents Approved and Undrawn Credit Capacity 7 See Endnotes in the Appendix.

At December 31, 2025: During the quarter, net financings outstanding decreased by $500 million, including $305 million of deleveraging payments. During the year, net financings outstanding decreased by $1.7 billion, including $580 million of deleveraging payments. $195 million of our repurchase agreement financings at year-end are secured by our multifamily real estate owned assets. Subsequent to year-end: In January 2026, closed a new $500 million secured term loan maturing in 2030; proceeds used to fully retire prior secured term loan with a UPB of $556 million. Net financings outstanding decreased by $300 million, including $90 million of deleveraging payments. Financing Activity $(500) Net Change in UPB Q4 2025 – Financing Activity ($ amounts in millions) UPB 9/30/25 Advances Repayments UPB 12/31/25 Totals may not foot due to rounding. $3,656 $3,156 Repurchase agreements and term participation facility Notes payable Debt related to real estate owned hotel portfolio Secured term loan

Financing Mix and Leverage Total financing capacity of $5.2 billion, decrease from $6.0 billion at September 30, 2025. Total financing UPB of $3.2 billion, decrease from $3.7 billion at September 30, 2025. Unused capacity of $2.0 billion, decrease from $2.3 billion at September 30, 2025. Net debt / equity ratio of 1.9x, unchanged from September 30, 2025. 10, 14 Total leverage ratio of 2.5x, increase from 2.4x at September 30, 2025. 11, 14 $ amounts in millions Capacity UPB Weighted Average Spread 18 Repurchase agreements and term participation facility $4,181 $2,187 2.92% Notes payable $196 $178 3.22% Debt related to real estate owned hotel portfolio $235 $235 3.18% Secured term loan A $556 $556 4.50% Total as of December 31, 2025 $5,168 $3,156 3.23% Financing Balances and Weighted Average Spreads Leverage Ratios 10, 11, 14 See Endnotes in the Appendix. A. In January 2026, this was refinanced with a new $500 million secured term loan with a spread of S+6.75%.

Book Value per Share Roll-Forward $15.17 Adjusted BV per Share 14 $11.33 Adjusted BV per Share 14 Book Value 12/31/24 Distributable Earnings Prior to Realized Gains and Losses 14 Realized Losses and Non-Cash Items RSUs and Other Book Value 12/31/25 Totals may not foot due to rounding. $3.73 $10.69 $0.24 $0.06

Financial Overview Key Financial Metrics Q4 2025 Q3 2025 Q2 2025 Q1 2025 2025 GAAP Net Loss ($MM) Per Share $ (219.2) $ (1.56) $ (9.5) $ (0.07) $ (181.7) $ (1.30) $ (78.6) $ (0.56) $ (489.1) $ (3.49) Distributable Loss ($MM) 1 Per Share $ (101.7) $ (0.71) $ (21.5) $ (0.15) $ (110.1) $ (0.77) $ (35.7) $ (0.25) $ (269.0) $ (1.88) Distributable Earnings prior to realized gains and losses ($MM) 1 Per Share $ 2.9 $ 0.02 $ 5.9 $ 0.04 $ 14.8 $ 0.10 $ 11.6 $ 0.08 $ 35.2 $ 0.24 Book Value ($MM) Per Share Adjusted Book Value per Share 14, 19 $ 1,531.9 $ 10.69 $ 11.33 $ 1,748.8 $ 12.24 $ 13.28 $ 1,757.0 $ 12.27 $ 13.27 $ 1,934.6 $ 13.60 $ 14.64 Net Debt / Equity Ratio 10, 14 Total Leverage Ratio 11, 14 1.9x 2.5x 1.9x 2.4x 2.2x 2.6x 2.4x 2.8x During the quarter, GAAP net loss of $219.2 million, or $1.56 per share; distributable loss of $101.7 million, or $0.71 per share; and distributable earnings prior to realized gains and losses of $2.9 million, or $0.02 per share. 1 See Endnotes in the Appendix. Totals may not foot due to rounding.

Appendix A The properties above are not representative of all transactions.

Watchlist Loans

CMTG CLAROS MORTGAGE TRUST

CMTG Watchlist Loan Summary as of December 31, 2025 *($ amounts in millions, except loan basis)*

Loan [3, 12]	Carrying Value [4]	Unpaid Principal Balance	Loan Commitment [13]	Origination Date	Property Type	Location	Loan Basis (Commitment/CV) [A]	Risk Rating
Loan 1	$300.0	$402.3	$405.0	12/16/2021	Multifamily	CA	$1,204,819 / Unit	5
Loan 2	190.8	225.5	319.9	9/26/2019	Office	GA	$172 / SF	5
Loan 8	98.0	170.0	170.0	1/14/2022	Multifamily	CO	$215,385 / Unit	5
Loan 9	120.1	157.1	157.1	1/9/2018	Land	VA	$159 / SF	5
Loan 11	90.0	137.7	151.7	4/26/2022	Multifamily	TX	$86,789 / Unit	5
Loan 18	87.9	111.5	123.9	2/13/2020	Office	CA	$421 / SF	5
Loan 25 [B]	*53.5*	*71.3*	*90.0*	*2/2/2022*	*Office*	*WA*	*$367 / SF*	*5*
Loan 26	39.2	67.9	81.2	8/27/2021	Office	GA	$112 / SF	5
Loan 30 [C]	*37.4*	*37.4*	*44.7*	*12/22/2021*	*Multifamily*	*TX*	*$57,538 / Unit*	*5*
Loan 32	22.4	25.4	28.5	2/17/2022	Multifamily	TX	$96,552 / Unit	5
Loan 33	1.6	1.6	1.6	7/1/2019	Other	Other	n/a	5
Loan 5	220.3	220.0	235.0	8/17/2022	Hospitality	CA	$1,740,741 / Key	4
Loan 10	155.0	155.0	160.0	9/8/2022	Multifamily	AZ	$484,848 / Unit	4
Loan 21	92.8	93.2	95.0	8/2/2021	Office	CA	$284 / SF	4
Loan 23	78.5	78.5	115.3	8/1/2022	Hospitality	NY	$341,197 / Key	4
Loan 27 [D]	*67.0*	*67.0*	*67.0*	*7/31/2019*	*Land*	*NY*	*$93 / SF*	*4*

Loan resolved after year-end

A. For risk rated 5 loans, based on carrying value net of specific CECL reserves. For risk rated 4 loans, based on whole loan commitment value.
B. Loan resolved after year-end. See pages 2, 6, and 7 for further detail.

CLAROS MORTGAGE TRUST, INC. FOURTH QUARTER 2025 EARNINGS SUPPLEMENT

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Portfolio Details CMTG Portfolio Details by Unpaid Principal Balance as of December 31, 2025 ($ amounts in millions)         Loan 3, 12 Carrying Value 4 Unpaid Principal Balance Loan Commitment 13 Origination Date Property Type Location Loan Type Construction Risk Rating Loan 1 $300.0 $402.3 $405.0 12/16/2021 Multifamily CA Senior - 5 Loan 2 190.8 225.5 319.9 9/26/2019 Office GA Senior - 5 Loan 3 224.6 224.9 224.9 6/30/2022 Hospitality CA Senior - 3 Loan 4 221.4 220.0 220.0 7/12/2018 Hospitality NY Senior - 3 Loan 5 220.3 220.0 235.0 8/17/2022 Hospitality CA Senior - 4 Loan 6 179.8 179.8 187.5 4/14/2022 Multifamily MI Senior - 3 Loan 7 A 173.2 173.8 176.3 9/2/2022 Multifamily UT Senior - 2 Loan 8 98.0 170.0 170.0 1/14/2022 Multifamily CO Senior - 5 Loan 9 120.1 157.1 157.1 1/9/2018 Land VA Senior - 5 Loan 10 155.0 155.0 160.0 9/8/2022 Multifamily AZ Senior - 4 Loan 11 90.0 137.7 151.7 4/26/2022 Multifamily TX Senior - 5 Loan 12 129.7 130.0 130.0 12/10/2021 Multifamily VA Senior - 2 Loan 13 126.5 126.5 126.5 6/17/2022 Multifamily TX Senior - 3 Loan 14 124.9 125.0 125.0 12/9/2021 Office IL Subordinate - 3 Loan 15 114.8 115.5 117.3 4/29/2019 Mixed-use NY Senior - 3

Portfolio Details CMTG Portfolio Details by Unpaid Principal Balance as of December 31, 2025 ($ amounts in millions)         Loan 3, 12 Carrying Value 4 Unpaid Principal Balance Loan Commitment 13 Origination Date Property Type Location Loan Type Construction Risk Rating Loan 16 113.8 113.5 113.5 7/20/2021 Multifamily IL Senior - 3 Loan 17 111.6 112.0 124.2 11/4/2022 Mixed-use MA Senior Y 3 Loan 18 87.9 111.5 123.9 2/13/2020 Office CA Senior - 5 Loan 19 101.5 102.4 104.5 7/30/2024 Retail NJ Senior - 3 Loan 20 102.2 102.2 112.1 12/21/2022 Multifamily WA Senior - 3 Loan 21 92.8 93.2 95.0 8/2/2021 Office CA Senior - 4 Loan 22 86.0 86.0 86.0 12/15/2021 Mixed-use TN Senior - 3 Loan 23 B 78.5 78.5 115.3 8/1/2022 Hospitality NY Senior Y 4 Loan 24 75.6 75.6 75.6 7/27/2022 Multifamily UT Senior - 3 Loan 25 A 53.5 71.3 90.0 2/2/2022 Office WA Senior - 5 Loan 26 39.2 67.9 81.2 8/27/2021 Office GA Senior - 5 Loan 27 A 67.0 67.0 67.0 7/31/2019 Land NY Senior - 4 Loan 28 62.2 62.3 73.7 1/19/2022 Hospitality TN Senior - 3 Loan 29 50.0 50.0 50.0 4/5/2019 Retail NY Senior - 3 Loan 30 A 37.4 37.4 44.7 12/22/2021 Multifamily TX Senior - 5

Portfolio Details CMTG Portfolio Details by Unpaid Principal Balance as of December 31, 2025 ($ amounts in millions)         Loan 3, 12 Carrying Value 4 Unpaid Principal Balance Loan Commitment 13 Origination Date Property Type Location Loan Type Construction Risk Rating Loan 31 36.3 36.3 36.3 4/5/2019 Other Other Senior - 3 Loan 32 22.4 25.4 28.5 2/17/2022 Multifamily TX Senior - 5 Loan 33 1.6 1.6 1.6 7/1/2019 Other Other Senior - 5 Total / Wtd. Avg. 3, 12 $3,688.7 $4,057.4 $4,329.2         6%   Investment in unconsolidated joint venture B $42.2 Real Estate Owned, net – Hotel Portfolio 319.5 Real Estate Owned, net - Mixed Use 8 80.8 Real Estate Owned, net - Multifamily 8 252.2 Real Estate Owned, net – Land Parcel 94.3 Non-Loan Investment Total $789.0 Portfolio Total $4,477.7 See Endnotes in the Appendix. Totals may not foot due to rounding. A. Loan resolved after year-end. See pages 2, 6, and 7 for further detail. B. Comprised of loans secured by the same property.

Consolidated Balance Sheets As of December 31, 2025 and September 30, 2025 ($ amounts in thousands) December 31, 2025 September 30, 2025 Assets Cash and cash equivalents $ 173,186 $ 339,518 Restricted cash 17,599 16,743 Loans receivable held-for-investment 4,054,152 4,515,170 Less: current expected credit loss reserve   (438,751)   (302,000) Loans receivable held-for-investment, net 3,615,401 4,213,170 Loans receivable held-for-sale - 28,069 Equity method investment 42,196 42,227 Real estate owned held-for-investment, net 730,005 661,608 Other assets 143,372 140,192 Total assets $ 4,721,759 $ 5,441,527 Liabilities and Equity Repurchase agreements $ 1,857,614 $ 2,184,899 Term participation facility 329,452 347,289 Notes payable, net 177,522 175,750 Secured term loan, net 549,447 707,678 Debt related to real estate owned hotel portfolio, net 230,992 230,284 Other liabilities 37,063 39,083 Management fee payable - affiliate 7,774 7,733 Total liabilities 3,189,864 3,692,716 Equity Common stock 1,402 1,402 Additional paid-in capital 2,752,884 2,750,589 Accumulated deficit (1,222,391) (1,003,180) Total equity   1,531,895   1,748,811 Total liabilities and equity $ 4,721,759 $ 5,441,527

Consolidated Statements of Operations For the Three Months Ended December 31, 2025 and September 30, 2025 Three Months Ended Three Months Ended ($ amounts in thousands, except share and per share data) December 31, 2025 September 30, 2025 Revenue Interest and related income $ 74,427 $ 88,904 Less: interest and related expense   61,929   71,839 Net interest income   12,498   17,065 Revenue from real estate owned 34,249 29,009 Total net revenue   46,747   46,074 Expenses Management fees - affiliate 7,774 7,733 General and administrative expenses 5,869 4,812 Stock-based compensation expense 2,242 2,061 Real Estate Owned: Operating expenses 21,375 18,489 Interest expense 9,026 9,416 Depreciation and amortization   5,731   3,740 Total expenses   52,017   46,251 Unrealized loss on interest rate cap - (71) (Loss) gain on partial sales of real estate owned (1,382) 2,006 Loss from equity method investment (31) (32) Loss on extinguishment of debt (847) - Valuation adjustment for real estate owned held-for-sale - 12,980 Provision for current expected credit loss reserve (211,681) (24,234) Net loss $ (219,211) $ (9,528) Net loss per share of common stock: Basic and diluted $ (1.56) $ (0.07) Weighted-average shares of common stock outstanding: Basic and diluted   140,439,492   140,563,026

Reconciliation of GAAP Net Loss to Distributable Loss

CMTG | CLAROS MORTGAGE TRUST

Distributable Loss Reconciliation	Q4 2025	Q3 2025	Q2 2025	Q1 2025	2025
($ amounts in thousands, except share and per share data)					
Net loss	**$ (219,211)**	**$ (9,528)**	**$ (181,707)**	**$ (78,623)**	**$ (489,069)**
Adjustments:					
Non-cash stock-based compensation expense	2,242	2,061	4,762	5,074	14,139
Provision for current expected credit loss reserve	211,681	24,234	189,489	41,123	466,527
Depreciation and amortization expense	5,731	3,740	845	438	10,754
Amortization of above and below market lease values, net	258	258	334	354	1,204
Unrealized loss on interest rate cap	-	71	-	-	71
Loss on extinguishment of debt	847	-	-	547	1,394
Valuation adjustment for loan receivable held-for-sale	-	-	(827)	42,594	41,767
Valuation adjustment for real estate owned held-for-sale	-	(12,980)	313	49	(12,618)
Loss (gain) on partial sale of real estate owned	1,382	(2,006)	1,640	-	1,016
Distributable Earnings prior to realized gains and losses	**2,930**	**5,850**	**14,849**	**11,556**	**35,185**
Loss on extinguishment of debt	(847)	-	-	(547)	(1,394)
Principal charge-offs [A]	(102,222)	(42,325)	(120,817)	(46,653)	(312,017)
Valuation adjustment for real estate owned held-for-sale	-	12,980	(313)	(49)	12,618
(Loss) gain on partial sale of real estate owned	(1,382)	2,006	(1,640)	-	(1,016)
Previously recognized depreciation and amortization on partial real estate owned sold[B]	(142)	(58)	(2,140)	-	(2,340)
Distributable Loss	**$ (101,663)**	**$ (21,547)**	**$ (110,061)**	**$ (35,693)**	**$ (268,964)**
Weighted average diluted shares - Distributable Loss	142,956,410	143,082,634	142,922,632	142,192,694	142,791,490
Diluted Distributable Earnings per share prior to realized gains and losses	**$ 0.02**	**$ 0.04**	**$ 0.10**	**$ 0.08**	**$ 0.24**
Diluted Distributable Loss per share	**$ (0.71)**	**$ (0.15)**	**$ (0.77)**	**$ (0.25)**	**$ (1.88)**

Totals may not foot or cross-foot due to rounding. Refer to page 24 for definition of Distributable Earnings (Loss).

A. For the three months ended December 31, 2025, amount includes a $16.9 million charge-off of accrued interest receivable related to the foreclosure on a land parcel in December 2025 and the mortgage foreclosure of a multifamily property in January 2026. For the three months ended June 30, 2025, amount includes a $2.9 million charge-off of accrued interest receivable related to the mortgage foreclosures on multifamily properties in July 2025. For the three months ended March 31, 2025, amount includes a $3.5 million charge-off of accrued interest receivable and a $0.5 million charge-off of an exit fee related to the discounted payoff of a land loan.

B. Reflects previously recognized depreciation and amortization on the portions of our mixed-use real estate owned asset that were sold during the year ended December 31, 2025. Amounts not previously recognized in Distributable Earnings (Loss).

CLAROS MORTGAGE TRUST, INC. FOURTH QUARTER 2025 EARNINGS SUPPLEMENT PAGE 21

Adjusted Book Value per share, Net Debt-to-Equity and Total Leverage Calculations

CMTG CLAROS MORTGAGE TRUST

Book Value per share Reconciliation	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
($ amounts in thousands, except for per share data)				
Total Equity	$ 1,531,895	$ 1,748,811	$ 1,757,030	$ 1,934,585
Number of shares of common stock outstanding and RSUs	143,285,119	142,933,527	143,188,717	142,196,774
Book Value per share [14]	$ 10.69	$ 12.24	$ 12.27	$ 13.60
Add back: accumulated depreciation and amortization on real estate owned and related lease intangibles	0.10	0.06	0.03	0.04
Add back: general CECL reserve	0.54	0.98	0.97	1.00
Adjusted Book Value per share	$ 11.33	$ 13.28	$ 13.27	$ 14.64

Net Debt-to-Equity and Total Leverage Reconciliation	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
($ amounts in thousands, except for per share data)				
Asset specific debt	$ 2,595,580	$ 2,938,222	$ 3,311,106	$ 3,966,778
Secured term loan, net	549,447	707,678	708,378	709,078
Total debt	3,145,027	3,645,900	4,019,484	4,675,856
Less: cash and cash equivalents	(173,186)	(339,518)	(209,204)	(127,829)
Net Debt	$ 2,971,841	$ 3,306,382	$ 3,810,280	$ 4,548,027
Total Equity	$ 1,531,895	$ 1,748,811	$ 1,757,030	$ 1,934,585
Net Debt-to-Equity Ratio [10, 14]	1.9x	1.9x	2.2x	2.4x
Non-consolidated senior loans	$ 830,000	$ 830,000	$ 830,000	$ 830,000
Total Leverage	$ 3,801,841	$ 4,136,382	$ 4,640,280	$ 5,378,027
Total Leverage Ratio [11, 14]	2.5x	2.4x	2.6x	2.8x

See Endnotes in the Appendix.

CLAROS MORTGAGE TRUST, INC. FOURTH QUARTER 2025 EARNINGS SUPPLEMENT PAGE 22

Important Notices The information herein generally speaks as of the date hereof or such earlier date referred to on specific pages herein. In furnishing this document, Claros Mortgage Trust, Inc. and its consolidated subsidiaries (the “Company” or “CMTG”) do not undertake to update the information herein. No legal commitment or obligation shall arise by the provision of this presentation. All financial information is provided for general reference purposes only and is superseded by, and is qualified in its entirety by reference to, CMTG’s financial statements. No Offer or Solicitation This document does not constitute (i) an offer to sell or a solicitation of an offer to purchase any securities in CMTG, (ii) a means by which any other investment may be offered or sold or (iii) advice or an expression of our view as to whether an investment in CMTG is suitable for any person. Portfolio Metrics; Basis of Accounting The performance information set forth in this document has generally been prepared on the basis of generally accepted accounting principles in the United States (U.S. GAAP). The basis on which CMTG’s operating metrics are presented in this document may vary from other reports or documents that CMTG prepares from time to time for internal or external use. Net Debt / Equity Ratio, Total Leverage Ratio, and Distributable Earnings (Loss) Net Debt / Equity Ratio, Total Leverage Ratio, and Distributable Earnings (Loss) are non-GAAP measures used to evaluate the Company’s performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by our Manager. Net Debt / Equity Ratio is a non-GAAP measure, which the Company defines as the ratio of asset-specific debt and Secured Term Loan, less cash and cash equivalents, to total equity. Total Leverage Ratio is a non-GAAP measure, which the Company defines as the ratio of asset-specific debt and Secured Term Loan, plus non-consolidated senior interests held by third parties, less cash and cash equivalents, to total equity. Distributable Earnings (Loss) is a non-GAAP measure, which the Company defines as net income (loss) in accordance with GAAP, excluding (i) non-cash stock-based compensation expense, (ii) real estate owned held-for-investment depreciation and amortization, (iii) any unrealized gains or losses from mark-to-market valuation changes (other than permanent impairments) that are included in net income (loss) for the applicable period, (iv) one-time events pursuant to changes in GAAP and (v) certain non-cash items, which in the judgment of the Company’s Manager, should not be included in Distributable Earnings (Loss). Furthermore, the Company presents Distributable Earnings prior to realized gains and losses, which includes charge-offs of principal, accrued interest receivable, and/or exit fees, as the Company believes this more easily allows the Board, Manager, and investors to compare the Company’s operating performance to our peers, to assess our ability to declare and pay dividends, and to determine our compliance with certain financial covenants. Pursuant to the Management Agreement, the Company uses Core Earnings, which is substantially the same as Distributable Earnings (Loss) excluding incentive fees, to determine the incentive fees the Company pays our Manager. The Company believes that Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses provide meaningful information to consider in addition to net income (loss) and cash flows from operating activities in accordance with GAAP. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses do not represent net income (loss) or cash flows from operating activities in accordance with GAAP and should not be considered as an alternative to GAAP net income (loss), an indication of cash flows from operating activities, a measure of liquidity or an indication of funds available for cash needs. In addition, the Company’s methodology for calculating these non-GAAP measures may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures and, accordingly, the Company’s reported Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses may not be comparable to the Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses reported by other companies. In order to maintain the Company’s status as a REIT, the Company is required to distribute at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, as dividends. Distributable Earnings (Loss), Distributable Earnings prior to realized gains and losses, and other similar measures, have historically been a useful indicator over time of a mortgage REIT’s ability to cover its dividends, and to mortgage REITs themselves in determining the amount of any dividends to declare. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses are key factors, among others, considered by the Company’s Board in determining the dividend each quarter and as such the Company believes Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses are also useful to investors. While Distributable Earnings (Loss) excludes the impact of our provision for or reversal of current expected credit loss reserve, charge-offs of principal, accrued interest receivable, and/or exit fees are recognized through Distributable Earnings (Loss) when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (i.e., when the loan is repaid, fully or partially, when we acquire title in the case of foreclosure, deed-in-lieu of foreclosure, or assignment-in-lieu of foreclosure, or when the loan is sold or anticipated to be sold for an amount less than its carrying value), or (ii) with respect to any amount due under any loan, when such amount is determined to be uncollectible. In determining Distributable Earnings (Loss) per share and Distributable Earnings per share prior to realized gains and losses, the dilutive effect of unvested RSUs is considered. The weighted average diluted shares outstanding used for Distributable Earnings (Loss) and Distributable Earnings per share prior to realized gains and losses have been adjusted from weighted average diluted shares under GAAP to include weighted average unvested RSUs.

Important Notices (cont’d) Adjusted Book Value Per Share Adjusted Book Value per Share is a non-GAAP financial measure. We believe that presenting book value per share adjusted for our general current expected credit loss reserve and accumulated depreciation and amortization on our real estate owned held-for-investment is useful for investors as it enhances the comparability to our peers who may not hold real estate investments. Further, we believe that our investors and lenders consider book value excluding these items as an important metric related to our overall capitalization. Determinations of Loan-to-Value / Loan-to-Cost Adjusted LTV represents “loan-to-value” or “loan-to-cost” upon origination and updated only in connection with a partial loan paydown and/or release of collateral, material changes to expected project costs, the receipt of a new appraisal (typically in connection with financing or refinancing activity) or a change in our loan commitment. LTV determined upon origination is calculated as our total loan commitment upon origination, as if fully funded, plus any financings that are pari passu with or senior to our loan, divided by our estimate of either (1) the value of the underlying real estate, determined in accordance with our underwriting process (typically consistent with, if not less than, the value set forth in a third-party appraisal) or (2) the borrower’s projected, fully funded cost basis in the asset, in each case as we deem appropriate for the relevant loan and other loans with similar characteristics. Adjusted LTV, origination LTV, underwritten values, and/or project costs should not be assumed to reflect our judgment of current market values or project costs, which may have changed materially since the date of the most recent determination of LTV. Weighted average adjusted LTV is based on loan commitment, including non-consolidated senior interests and pari passu interests, and includes risk rated 5 loans. Loans with specific CECL reserves are reflected as 100% LTV.

Important Notices (cont’d) Forward-Looking Statements This document and oral statements made in connection therewith contain forward-looking statements within the meaning of U.S. federal securities laws. Forward-looking statements express CMTG’s views regarding future plans and expectations. They include statements that include words such as “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “plan,” “intend” and similar words or expressions. Forward-looking statements in this presentation include, but are not limited to, statements regarding future operations, business strategy, cash flows, income, costs, expenses, liabilities and profits of CMTG. These statements are based on numerous assumptions and are subject to risks, uncertainties or change in circumstances that are difficult to predict or quantify. Actual future results may vary materially from those expressed or implied in these forward-looking statements, and CMTG’s business, financial condition and results of operations could be materially and adversely affected by numerous factors, including such known and unknown risks and uncertainties. As a result, forward-looking statements should be understood to be only predictions and statements of our current beliefs, and are not guarantees of performance. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; changes in interest rates and their impact on our borrowers and on the availability and cost of our financing; our projected operating results; defaults by borrowers in paying debt service on outstanding loans; anticipated timing, amount, and pace of resolutions of our investments; the timing of cash flows, if any, from our investments; our ability to maintain levels of liquidity which meet or exceed our liquidity needs; the state of and uncertainty surrounding the U.S. and global economy generally or in specific geographic regions; reduced demand for office, multifamily or retail space, including as a result of the increase in remote and/or hybrid work trends which allow work from remote locations other than the employer’s office premises; governmental actions and initiatives and changes to government regulations and policies, including changes in monetary policy; the amount of commercial mortgage loans requiring refinancing; our ability to obtain and maintain financing arrangements on attractive terms, or at all; our ability to maintain compliance with covenants under our financing arrangements; current and prospective financing costs and advance rates for our existing and target assets; our expected leverage; general volatility of the capital markets and the markets in which we may invest and our borrowers operate in; the state of the regional, national, and global banking systems; the return on or impact of current and future investments, including our loan portfolio and real estate owned assets; allocation of investment opportunities to us by our Manager and our Sponsor; changes in the markets in which we and our borrowers operate and the impacts thereof; changes in the market value of our investments and collateral underlying our investments; effects of hedging instruments on our existing and target assets; rates of default, decreased recovery rates, and/or increased loss severity rates on our existing and target assets and related impairment charges, including as it relates to our real estate owned assets; the degree to which our hedging strategies may or may not protect us from interest rate volatility; changes in governmental regulations, tax law and rates, and similar matters (including interpretation thereof); our ability to maintain our qualification as a real estate investment trust; our ability to maintain our exclusion from registration under the Investment Company Act of 1940, as amended; availability and attractiveness of investment opportunities we are able to originate in our target assets; the ability of our Manager to locate suitable investments for us, monitor, service and administer our investments and execute our investment strategy; availability of qualified personnel from our Sponsor and its affiliates, including our Manager; estimates relating to our ability to pay or resume paying dividends to our stockholders in the future; our understanding of our competition; impact of increased competition on projected returns; the risk of securities class action litigation or stockholder activism; geopolitical or economic conditions or uncertainty, which may include military conflicts and activities (including the military conflicts between Russia and Ukraine, Israel and Hamas, and elsewhere throughout the Middle East, North Africa, and South America more broadly), tensions involving Russia, China, and Iran, political instability, social unrest, civil disturbances, terrorism, natural disasters and pandemics; and market trends in our industry, interest rates, real estate values, the debt markets generally, the CRE debt market or the general economy. The forward-looking statements are based on CMTG’s beliefs, assumptions and expectations of CMTG’s future performance, taking into account all information currently available. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to CMTG. If a change occurs, CMTG’s business, financial condition, liquidity, results of operations and prospects may vary materially from those expressed in any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for CMTG to predict those events or how they may affect CMTG. Except as required by law, CMTG is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Endnotes

1. Refer to page 21 for a reconciliation of net income (loss) to distributable earnings (loss) and distributable earnings prior to realized gains and losses.
2. Refer to page 2 for further discussion of loan resolution activity. Amount based on unpaid principal balance prior to principal charge-offs, if any.
3. Excludes our real estate owned (REO) assets, unless otherwise noted.
4. Based on carrying value net of specific CECL reserves; excludes loans held-for-sale if applicable.
5. Based on total loan commitments.
6. Senior loans include senior mortgages and similar credit quality loans, including related contiguous subordinate loans (if any), and pari passu participations in senior mortgage loans.
7. Total liquidity includes cash and approved and undrawn credit capacity based on existing collateral.
8. Carrying value includes lease related intangible assets and liabilities, if applicable, included in other assets and other liabilities on the consolidated balance sheets, and is net of related accumulated depreciation and amortization.
9. At December 31, 2025, we had unfunded loan commitments of $272 million and $140 million of in-place financings to fund our remaining unfunded loan commitments, excluding $12 million of approved and undrawn credit capacity based on existing collateral. Of our unfunded loan commitments, conditions to funding may not be met by our borrowers and portions of our unfunded loan commitments may not become eligible to be or expected to be drawn on (relating to loans on non-accrual status, loans in maturity default, loans risk rated 5 and/or delinquent loans) resulting in net unfunded loan commitments of $12 million.
10. Net Debt / Equity Ratio is a non-GAAP measure and is calculated as the ratio of asset-specific debt and Secured Term Loan, less cash and cash equivalents, to total equity. Refer to page 22 for a reconciliation of Net Debt / Equity Ratio. For further information, please refer to Item 7 (MD&A) of our Form 10-Ks and/or Item 2 (MD&A) of our Form 10-Qs.
11. Total Leverage Ratio is a non-GAAP measure and is calculated as the ratio of asset-specific debt and Secured Term Loan, plus non-consolidated senior interests held by third parties, less cash and cash equivalents, to total equity. Refer to page 22 for a reconciliation of Total Leverage Ratio. For further information, please refer to Item 7 (MD&A) of our Form 10-Ks and/or Item 2 (MD&A) of our Form 10-Qs.
12. Excludes loans receivable held-for-sale, if any.
13. Loan commitment represents principal outstanding plus remaining unfunded loan commitments.
14. See Important Notices beginning on page 23 for additional information on this metric.
15. All-in yield represents the weighted average annualized yield to initial maturity of each loan held-for-investment, inclusive of coupon and contractual fees, based on the applicable floating benchmark rate/floors (if applicable), in place as of December 31, 2025. For loans placed on non-accrual, the annualized yield to initial maturity used in calculating the weighted average annualized yield to initial maturity is 0%.
16. At December 31, 2025, mixed-use consists of 2% office, 2% life science, 2% hospitality, 1% multifamily, and 1% retail. Mixed-use allocations are based upon allocable square footage except where another method is deemed more appropriate under the applicable facts and circumstances.
17. Reflects loan for which no specific reserve is recorded as amounts deemed uncollectible have been charged-off as of December 31, 2025.
18. Weighted average spread excludes SOFR floors and is based upon unpaid principal balance.
19. See page 12 and 22 for book value bridge.
20. Includes CECL reserves on unfunded loan commitments. Such reserves are included within other liabilities on the consolidated balance sheet.

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